Report of Independent Registered Public Accounting Firm
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To the Shareholders and Board of Directors
of the NorthQuest Capital Fund, Inc.

   In planning and performing our audit of the financial statements of the NorthQuest Capital Fund, Inc. (the "Company"), as of and for the year ended December 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities over safeguarding securi-ties, as a basis for designing our auditing procedures for the purpose of ex-pressing our opinion on the financial statements and to comply with the require-ments of Form N-SAR, but not for the purpose of expressing an opinion on the ef-fectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

   The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this respon-sibility, estimates and judgements by management are required to assess the ex-pected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance re-garding the reliability of financial reportimg and the preparation of financial statements for external purposes in accordance with generally accepted account-ing principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transac-tions and dispositions of the assets of the company; (2) provide reasonable as-surance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquistion, use of disposition of a company's assets that could have a material effect on the financial statements.

   Because of its inherent limitations, internal control over financial report-ing may not prevent or detect misstatements. Also, projections of any effective-ness to future periods are subject to the risk that controls may become inade-quate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

   A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned funtions, to prevent or detect mis-statements on a timely basis. A material weakness is a deficiency, or combina-tion of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.

   Our consideration of the Company's internal control over financial reporting was for the limited purpose described in the first paragraph and would not



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necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the NorthQuest Capital Fund's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2008.

   This report is intented solely for the information and use of management, and the Board of Directors of the NorthQuest Capital Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

   Abington, Pennsylvania                         /s/ Sanville and Company
   January 31, 2009